Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY POSTS
FINANCIAL RESULTS FOR FIRST QUARTER 2007
~ Revenue of $160.2 Million; Growth of 13.8% ~
~ Reports Net Income of $16.8 Million, or EPS of $0.37 ~
~ Company Reaffirms Full-Year Forecast: Revenue of $690-$710, EPS of $1.58-$1.62 ~
GLENDALE, California (May 3, 2007) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology today reported net revenue for the first quarter of 2007 of $160.2 million, compared to $140.8 million in the first quarter of 2006, an increase of 13.8%. The Company’s gross margin for the first quarter was 42.3% compared to 42.9% in the same period in 2006.
Net income for the first quarter of 2007 was $16.8 million, or $0.37 per diluted share. This compares to net income for the first quarter of 2006 of $14.4 million, or $0.32 per diluted share. The Company also reported additional administrative costs of approximately $1.2 million, or $0.02 per diluted share, incurred during the first three-month period of the year related to its secondary offering completed in March, litigation activity in Southern California and professional fees related to the completion of Sarbanes-Oxley certification for 2006.
“ARC’s performance in the first quarter has set the stage for solid growth in 2007 despite sporadic, but significant weather-related business interruptions in January and February in various markets around the U.S.,” said S. “Mohan” Chandramohan, Chairman and CEO of the Company. “We had very positive activity in the M&A area during the early part of the year, which culminated in the recent acquisitions of MBC in the Baltimore-Washington D.C.-area, and Imaging Technologies headquartered in Atlanta. In combination with our existing infrastructure in the area, the recent acquisitions make American Reprographics the largest company of its kind in the region, and it brings better balance to our geographic revenue concentration.”
K. “Suri” Suriyakumar, President and COO, said, “We’ve posted operational performance in the first quarter that was consistent with our expectations. Premier Accounts has made some impressive wins, we’ve had a great kickoff of the PEiR Group in Europe and we have talented and creative executives joining our management team from our recent acquisitions. I’m very confident in our progress against our objectives for 2007.”
2007 Outlook
American Reprographics Company is reaffirming its forecast for 2007. Revenue will be in the range of $690-$710 million. Earnings per share will be in the range of $1.58-$1.62
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 p.m. Pacific time to discuss financial results for the first quarter ended March 31, 2007. The conference call can be accessed by dialing 866-831-6272 (Domestic) or 617-213-8859 (International). The passcode is 11625920.
A replay of this call will be available for seven days. This replay can be accessed by dialing 888-286-8010 (Domestic) or 617-801-6888 (International). The required passcode for the replay is 45112964.
A live webcast of this conference call can be accessed at the Company’s website at www.e-arc.com. An archive of the webcast will be available for approximately 90 days following the conclusion of the teleconference.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 230 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 100,000 active customers.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “outlook,” “will,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative effect on our future performance, results of operations and financial condition

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2006, our final prospectus supplement dated March 8, 2007, and our quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of May 3, 2007, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.
Contacts:

David Stickney	Brendan Lahiff
VP of Corporate Communications	Financial Dynamics
Phone: 925-949-5100	Phone: 415-439-4504
Email: dstickney@e-arc.com	Email: brendan.lahiff@fd.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	March 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$11,642	$12,663
Restricted cash	8,491	8,593
Accounts receivable, net	85,277	94,413
Inventories, net	7,899	9,048
Deferred income taxes	10,963	10,964
Prepaid expenses and other current assets	6,796	7,090

Total current assets	131,068	142,771

Property and equipment, net	60,138	63,954
Goodwill	291,290	303,107
Other intangible assets, net	50,971	56,555
Deferred financing costs, net	895	805
Deferred income taxes	11,245	7,331
Other assets	1,974	2,033

Total assets	$547,581	$576,556

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,447	$32,684
Accrued payroll and payroll-related expenses	15,666	13,661
Accrued expenses	25,810	17,008
Accrued litigation charge	13,947	13,950
Current portion of long-term debt and capital leases	21,048	41,329

Total current liabilities	109,918	118,632

Long-term debt and capital leases	252,097	252,288
Other long-term liabilities	1,322	2,405

Total liabilities	363,337	373,325

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized; 44,346,099 and 45,490,850, shares issued and outstanding	45	45
Additional paid-in capital	75,465	77,582
Deferred stock-based compensation	(1,224)	(1,028)
Retained earnings	109,955	126,799
Accumulated other comprehensive income	3	(167)

Total stockholders’ equity	184,244	203,231

Total liabilities and stockholders’ equity	$547,581	$576,556

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2007
Reprographics services	$104,817	$119,779
Facilities management	22,932	26,356
Equipment and supplies sales	13,053	14,079

Total net sales	140,802	160,214
Cost of sales	80,443	92,435

Gross profit	60,359	67,779
Selling, general and administrative expenses	31,486	34,234
Amortization of intangible assets	785	1,745

Income from operations	28,088	31,800
Other income, net	329	—
Interest expense, net	(4,459)	(5,161)

Income before income tax provision	23,958	26,639
Income tax provision	9,583	9,795

Net income	$14,375	$16,844

Earnings per share:
Basic	$0.32	$0.37

Diluted	$0.32	$0.37

Weighted average common shares outstanding:
Basic	44,624,748	45,344,317
Diluted	45,185,691	45,790,548

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2006	2007
Net income	$14,375	$16,844
Interest expense, net	4,459	5,161
Income tax provision	9,583	9,795

EBIT	$28,417	$31,800
Depreciation and amortization	5,635	8,358

EBITDA	$34,052	$40,158

See Note 1 for additional information regarding non-GAAP measures.

Note 1. Non-GAAP Measures
EBIT and EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization.
We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, since debt and taxation are managed at the corporate level the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division’s balance sheet. As a result, we reconcile EBITDA to cash flow monthly as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only as supplements.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2007
Cash flows from operating activities
Net income	$14,375	$16,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,850	6,613
Amortization of intangible assets	785	1,745
Amortization of deferred financing costs	71	89
Stock-based compensation	460	572
Excess tax benefit related to stock options exercised	(610)	(1,138)
Deferred income taxes	926	1,329
Write-off of deferred financing costs	38	—
Other non-cash items, net	92	185
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(10,713)	(7,308)
Inventory	(195)	(261)
Prepaid expenses and other assets	861	217
Accounts payable and accrued expenses	4,238	(7,481)

Net cash provided by operating activities	15,178	11,406

Cash flows from investing activities
Capital expenditures	(1,489)	(2,128)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(7,331)	(22,044)
Other	(43)	98

Net cash used in investing activities	(8,863)	(24,074)

Cash flows from financing activities
Proceeds from stock option exercises	303	592
Proceeds from issuance of common stock under Employee Stock Purchase Plan	190	11
Excess tax benefit related to stock options exercised	610	1,138
Proceeds from borrowings under debt agreements	5,000	18,000
Payments on debt agreements and capital leases	(23,856)	(6,052)
Payment of loan fees	(127)	—

Net cash used in financing activities	(17,880)	13,689

Net change in cash and cash equivalents	(11,565)	1,021
Cash and cash equivalents at beginning of period	22,643	11,642

Cash and cash equivalents at end of period	$11,078	$12,663